The Board of Directors
Coffeeam.com, Inc.

We consent to the use in this pre-effective amendment no. 1 to the Registration Statement on Form SB-2 (No. 333-36868) of Coffeam.com, Inc. of our report dated March 3, 2000 except for note 11 as to which the date is May 5, 2000, related to the audit of the financial statements of Coffeeam.com, Inc. at December 31, 1999 and 1998, and for the years then ended, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                  /s/ Cherry, Bekaert, & Holland, L.L.P.

                                  ----------------------------------------------

                                  Cherry, Bekaert, & Holland, L.L.P.
                                  Certified Public Accountants

Atlanta, Georgia
August 11, 2000

                                                                    Exhibit 23.1

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